UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

VALASSIS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10991	38-2760940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19975 Victor Parkway, Livonia, MI	48152
(Address of Principal Executive Offices)	(Zip Code)

(734) 591-3000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described below under Item 5.07, the stockholders of Valassis Communications, Inc. (the “Company”) approved an amendment to the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan (the “Plan”) on May 3, 2012, which authorizes an additional 1.1 million shares available for issuance under the Plan. A description of the material terms of the Plan is set forth under the heading “Approval of an Amendment to the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan to Increase the Number of Shares Available for Issuance Under the Plan (Proposal 2)” in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on March 29, 2012 (the “Proxy Statement”), which description is hereby incorporated into this Item 5.02 by reference. The description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, as amended, which are set forth in Exhibit C to the Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Company’s Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 3, 2012.

(b) Stockholders voted on the matters set forth below:

1. The nominees for election to the Board of Directors were elected, until the next annual meeting of stockholders or until their respective successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joseph B. Anderson, Jr.	29,883,741	1,660,156	42,316	5,372,400
Patrick F. Brennan	29,908,967	1,634,221	43,025	5,372,400
Kenneth V. Darish	31,059,317	476,756	50,140	5,372,400
Dr. Walter H. Ku	29,804,298	1,731,746	50,169	5,372,400
Robert A. Mason	31,147,039	396,922	42,252	5,372,400
Robert L. Recchia	28,466,758	3,076,589	42,866	5,372,400
Thomas J. Reddin	30,441,402	1,094,671	50,140	5,372,400
Alan F. Schultz	29,970,870	1,573,091	42,252	5,372,400
Wallace S. Snyder	31,263,428	272,645	50,140	5,372,400
Ambassador Faith Whittlesey	30,280,008	1,262,179	44,026	5,372,400

2. The proposal to approve an amendment to the Valassis Communications, Inc. 2008 Omnibus Incentive Compensation Plan to increase the number of shares available for issuance under the plan was approved based on the following votes:

Votes for	22,241,699
Votes against	9,315,794
Abstentions	28,720
Broker Non-Votes	5,372,400

3. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for	29,280,990
Votes against	1,910,413
Abstentions	394,810
Broker Non-Votes	5,372,400

4. The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved based upon the following votes:

Votes for	36,469,390
Votes against	472,189
Abstentions	17,034

There were no broker non-votes for this item.

5. The proposal to approve any adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the foregoing proposals if there were not sufficient votes for those proposals was approved based upon the following votes:

Votes for	33,289,924
Votes against	3,430,697
Abstentions	237,992

There were no broker non-votes for this item.

Item 7.01.	Regulation FD Disclosure.

On May 8, 2012, the Company issued a press release (the “Press Release”) announcing that the Company’s Board of Directors approved an increase to its stock repurchase program authorization by 6 million shares of its common stock. Furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Press Release.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of Valassis Communications, Inc., dated May 8, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALASSIS COMMUNICATIONS, INC.

	By:	/s/ Todd Wiseley
Date: May 8, 2012	Name:	Todd Wiseley
	Title:	General Counsel, Executive Vice President of Administration and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of Valassis Communications, Inc., dated May 8, 2012.